Exhibit 10.2

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

RECEIVABLES CONTRIBUTION AND SALE AGREEMENT

THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED RECEIVABLES CONTRIBUTION AND SALE AGREEMENT, dated as of April 23, 2014 (the “Amendment”), is made pursuant to that certain Second Amended and Restated Receivables Contribution and Sale Agreement dated as of July 29, 2010 (as amended, modified or supplemented from time to time, the “Agreement”), among JARDEN RECEIVABLES, LLC, a Delaware limited liability company, as Buyer (the “Buyer”), BRK BRANDS, INC., a Delaware corporation, THE COLEMAN COMPANY, INC., a Delaware corporation, HEARTHMARK, LLC, a Delaware limited liability company, K-2 CORPORATION, an Indiana corporation, K-2 INTERNATIONAL, INC., an Indiana corporation, LEHIGH CONSUMER PRODUCTS LLC, a Delaware limited liability company, LOEW-CORNELL, LLC, a Delaware limited liability company, MARMOT MOUNTAIN, LLC, a Delaware limited liability company, MIKEN SPORTS, LLC, a Delaware limited liability company, PENN FISHING TACKLE MFG. CO., a Pennsylvania corporation, PURE FISHING, INC., an Iowa corporation, RAWLINGS SPORTING GOODS COMPANY, INC., a Delaware corporation, RIDE MANUFACTURING, INC., a California corporation, SEA STRIKER, LLC, a Delaware limited liability company, SEVCA, LLC, a Delaware limited liability company, SHAKESPEARE ALL STAR ACQUISITION LLC, a Delaware limited liability company, SHAKESPEARE COMPANY, LLC, a Delaware limited liability company, SHAKESPEARE CONDUCTIVE FIBERS, LLC, a Delaware limited liability company, SITCA CORPORATION, a Washington corporation, SUNBEAM PRODUCTS, INC., a Delaware corporation, and THE UNITED STATES PLAYING CARD COMPANY, a Delaware corporation, QUICKIE MANUFACTURING CORPORATION, a New Jersey corporation, NUK USA LLC, a Delaware corporation, THE YANKEE CANDLE COMPANY, Inc., a Massachusetts corporation, and LIFOAM INDUSTRIES, LLC, a Delaware limited liability company (each of the foregoing herein referred to collectively as the “Originators” and each as an “Originator”).

W I T N E S S E T H :

WHEREAS, the Buyer and the Originators have previously entered into and are currently party to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Agreement shall be and hereby is amended as follows:

2.1. Exhibit I to the Agreement is hereby amended by inserting the defined terms “Excluded Receivable” and “Receivable” in the appropriate alphabetical sequence to read in their entireties as follows:

“Excluded Receivable” means (i) any Receivable identified on Schedule D hereto, as the same may be modified or supplemented from time to time with the written consent of the Administrator, and (ii) a Receivable designated in writing by an Originator to Buyer as an “Excluded Receivable” and approved in writing by the Administrator that arises on or after the date specified in such written approval of such designation.

“Receivable” means all indebtedness and other obligations owed to an Originator at the times it arises, and before giving effect to any transfer or conveyance under the Receivables Contribution and Sale Agreement (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising from the sale of goods or the provision of services by such Originator and further includes, without limitation, the applicable Obligor’s obligation to pay any Finance Charges, freight charges and other obligations of such Obligor with respect thereto; provided, however, that notwithstanding the foregoing, in no event shall the term “Receivable” include any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the Obligor or applicable Originator treats such indebtedness, rights or obligations as a separate payment obligation.

2.2. The Agreement is hereby further amended by inserting a new Schedule D in the form of Schedule D attached hereto and made a part hereof.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1. The Buyer and each Originator shall have executed and delivered this Amendment.

3.2. The Buyer shall have received a duly executed Reaffirmation, Acknowledgment and Consent of Performance Guarantor.

3.3. The Buyer shall have received such other agreements, instruments, documents, certificates, and opinions as the Buyer may reasonably request.

Section 4. Agreement in Full Force and Effect/Effectiveness of Amendment. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. This Amendment shall be effective as of the date first set forth above.

Section 5. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Second Amended and Restated Receivables Contribution and Sale Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

BRK BRANDS, INC.

THE COLEMAN COMPANY, INC.

HEARTHMARK, LLC

K-2 CORPORATION

K-2 INTERNATIONAL, INC.

LEHIGH CONSUMER PRODUCTS LLC

LIFOAM INDUSTRIES, LLC

LOEW-CORNELL, LLC

MARMOT MOUNTAIN, LLC

MIKEN SPORTS, LLC

NUK USA LLC

PENN FISHING TACKLE MFG. CO.

PURE FISHING, INC.

QUICKIE MANUFACTURING CORPORATION

RAWLINGS SPORTING GOODS COMPANY, INC.

RIDE MANUFACTURING, INC.

SEA STRIKER, LLC

SEVCA, LLC

SHAKESPEARE ALL STAR ACQUISITION LLC

SHAKESPEARE COMPANY, LLC

SHAKESPEARE CONDUCTIVE FIBERS, LLC

SITCA CORPORATION

SUNBEAM PRODUCTS, INC.

THE UNITED STATES PLAYING CARD COMPANY

THE YANKEE CANDLE COMPANY, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

JARDEN RECEIVABLES, LLC

By:	SUNBEAM PRODUCTS, INC.
Its:	manager and sole member

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

RECEIVABLES CONTRIBUTION AND SALE AGREEMENT

SCHEDULE D

EXCLUDED RECEIVABLES

1. Any Receivable that was originated by Lifoam Industries, LLC for which the Obligor is GlaxoSmithKline LLC, GlaxoSmithKline Services Unlimited or any subsidiary or affiliate of GlaxoSmithKline PLC

2. Any Receivable that was originated by The Yankee Candle Company, Inc. for which the Obligor is Autozone, Inc., Advance Auto Parts, Inc., The Pep Boys — Manny, Moe & Jack or O’Reilly Automotive Stores, Inc.